Exhibit 10.5

AMENDMENT NO. 3 AND CONSENT

THIS AMENDMENT NO. 3 AND CONSENT (this “Amendment”), is dated as of June 8, 2009, and is entered into by and among AGY HOLDING CORP., a Delaware corporation (“Parent Borrower”), the other Borrowers, KAGY HOLDING COMPANY, INC., a Delaware corporation (“Holdings”), the Subsidiary Guarantors, the Lenders, and UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders (Parent Borrower, the other Borrowers, Holdings, the Subsidiary Guarantors, the Lenders and the Administrative Agent, each, individually, a “Party”, and, collectively, the “Parties”).

RECITALS:

WHEREAS, the Parties are parties to that certain Credit Agreement, dated as of October 25, 2006 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, (i) a wholly-owned Cayman Islands subsidiary of Parent Borrower, AGY (Cayman) (“AGY Cayman Sub”), has entered into a Share Sale Agreement, dated as of March 12, 2009 (the “Share Sale Agreement”), by and among AGY Cayman Sub, Grace Technology Investment Co., Limited (“Grace”), and Grace THW Holding Limited (“Grace Guarantor”), an executed copy of which Parent Borrower has provided to the Administrative Agent, pursuant to which, among other things, AGY Cayman Sub has agreed to purchase 70% of the share capital of Main Union Industrial Limited, a Hong Kong corporation (“Main Union”), from Grace at completion (the “Initial Grace Purchase”), and (ii) pursuant to the Share Sale Agreement, AGY Cayman Sub agreed to enter into an Option Agreement, to be dated as of June 8, 2009 (the “Grace Option Agreement”), with Grace and Main Union, a draft of which Parent Borrower has provided to the Administrative Agent, pursuant to which, among other things, (A) AGY Cayman Sub would have an option to purchase from Grace, and (B) Grace would have the option to sell to AGY Cayman Sub, in each of the foregoing instances, upon the terms and subject to the conditions disclosed therein, the remaining 30% of the share capital of Main Union (the “Secondary Grace Purchase”, and together with the Initial Grace Purchase, the “Grace Transaction”);

WHEREAS, Main Union, in turn, owns 100% of the share capital of Shanghai Grace Technology Co., Ltd., a wholly-owned foreign enterprise organized under the laws of the Peoples’ Republic of China (the “PRC Affiliate”; the PRC Affiliate, Main Union, Grace Guarantor, Grace and AGY Cayman Sub being, collectively, the “Grace Companies”);

WHEREAS, Parent Borrower has guaranteed the obligations of AGY Cayman Sub under the Grace Option Agreement (the “Secondary Grace Purchase Guaranty”), as well as certain other obligations of AGY Cayman Sub (as set forth on Schedule I to this Amendment) under a Framework Agreement, dated as of March 12, 2009 (the “Framework Agreement”), by and among Grace Guarantor, Grace, Parent Borrower, AGY Cayman Sub, Main Union, and the PRC Affiliate, an executed copy of which Parent Borrower has provided to the Administrative Agent (the “Additional Parent Borrower Guaranties”); and

WHEREAS, the Parties hereby agree to amend, and to provide certain consents with respect to, the Credit Agreement, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1. All capitalized terms used herein (including in the introductory paragraph and Recitals set forth above) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2. CONDITIONS TO EFFECTIVENESS

The amendments and consent set forth in Section 4 of this Amendment shall be effective on the date on which all of the following conditions precedent of this Section 2.1 shall have been satisfied or waived (the “Effective Date”) on or prior to June 11, 2009:

2.1. Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of each of the Parties hereto.

2.2. The Administrative Agent, on behalf of the Lenders, shall have received the amendment fee due and payable pursuant to Section 5.1 of this Amendment.

2.3. Borrower shall have paid Administrative Agent for all reasonable out-of-pocket expenses incurred by it and invoiced on or prior to the Effective Date in connection with the Credit Agreement (including the negotiation, preparation and administration of this Amendment), including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

2.4. The Administrative Agent shall have received an Officer’s Certificate substantially in the form Exhibit A hereto.

2.5. Funds affiliated with Kohlberg and Company and its related co-investors shall have contributed an aggregate amount of not less than $20,000,000 to the common equity of Parent Borrower, which shall in turn have been contributed to the equity of AGY Cayman Sub (the “Initial Grace Equity Contribution”).

SECTION 3. REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and each of the Lenders that:

3.1. The execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby (including the Grace Transaction) by each Loan Party and each of its Subsidiaries are within its power and have been duly authorized by all necessary action on the part of such Loan Party or Subsidiary.

3.2. This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.3. The execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby (including the Grace Transaction) (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate any Requirement of Law, (d) will not violate or result in a default or require any consent or approval under (i) the Senior Second Lien Note Documents or (ii) any other indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except, in the case of sub-clause (ii), for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and Permitted Liens.

3.4. Attached hereto as Schedule II is an accurate organizational chart showing the ownership structure of Holdings, Parent Borrower and each Subsidiary, after giving effect to the Initial Grace Purchase.

3.5. No information, report, financial statement, certificate, exhibit or schedule furnished by or on behalf of any Company to the Administrative Agent or any Lender in connection with the preparation, negotiation or execution of this Amendment or the consummation of the Grace Transaction, taken as a whole, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

3.6. In connection with the Grace Transaction, no Company (other than a Grace Company) is assuming or becoming liable with respect to, or will assume or become liable with respect to, any Indebtedness or other liability (including any material tax or pension type liability) of the business, person or properties acquired or of the sellers thereof, other than the obligations of Parent Borrower under the Secondary Grace Purchase Guaranty and the Additional Parent Borrower Guaranties.

3.7. No Default or Event of Default has occurred and is continuing.

3.8. Each of the representations and warranties made by any Loan Party set forth in Article III of the Credit Agreement or in any other Loan Document is true and correct in all material respects (except that each representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the date of this Amendment with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

SECTION 4. AMENDMENTS TO CREDIT AGREEMENT; CONSENT

4.1. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“‘Additional Equity Proceeds’ shall mean the aggregate amount of net cash proceeds received by Parent Borrower pursuant to an issuance of its common stock (net of all taxes, fees, commissions, costs and other expenses incurred in connection with such issuance) conducted during any period commencing on the sixtieth (60th) day preceding an acquisition of the share capital of Main Union pursuant to the Secondary Grace Purchase and ending on the date of such acquisition, exclusive of any proceeds of the Initial Grace Equity Contribution.”

“‘Additional Parent Borrower Guaranties’ shall have the meaning assigned thereto in Amendment No. 3.

“‘AGY Cayman Sub’ shall have the meaning assigned thereto in Amendment No. 3.”

“‘Amendment No. 3’ shall mean Amendment No. 3 and Consent, dated as of June 8, 2009, by and among Parent Borrower, the other Borrowers, Holdings, the Subsidiary Guarantors, the Lenders and the Administrative Agent.”

“‘Framework Agreement’ shall have the meaning assigned thereto in Amendment No. 3.

“‘Initial Grace Equity Contribution’ shall have the meaning assigned thereto in Amendment No. 3.

“‘Initial Grace Purchase’ shall have the meaning assigned thereto in Amendment No. 3.”

“‘Main Union’ shall have the meaning assigned thereto in Amendment No.3.”

“‘Non-Recourse Indebtedness’ means Indebtedness:

(a) as to which neither Holdings nor any of its Subsidiaries (other than Main Union and its Subsidiaries) (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender, except, in each case, to the extent constituting an Investment permitted under clause (h) or (i) of Section 6.04;

(b) no default (including any rights that the holders of the Indebtedness may have to take enforcement action against Main Union or any of its Subsidiaries) that would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than Indebtedness under this Agreement) of Holdings or any of its Subsidiaries (other than Main Union and its Subsidiaries) to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its stated maturity; and

(c) as to which the lenders thereunder have been notified in writing that they will not have any recourse to the stock or assets of Holdings or any of its Subsidiaries (other than Main Union and its Subsidiaries).”

“‘Secondary Grace Purchase’ shall have the meaning assigned thereto in Amendment No. 3.”

“‘Secondary Grace Purchase Guaranty’ shall have the meaning assigned thereto in Amendment No. 3.”

4.2. Section 1.01 of the Credit Agreement is hereby further amended by modifying clause (ii) of the definition of “Alternate Base Rate” to read in its entirety as follows:

“‘Alternate Base Rate’ shall mean, for any day, a rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, and (c) the Adjusted LIBOR Rate for an Interest Period of one month beginning on such day (or if such day is not a Business Day, on the immediately preceding Business Day), plus 1.0%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate, the Federal Funds Effective Rate or the Adjusted LIBOR Rate shall be effective on the effective date of such change in the Base Rate, the Federal Funds Effective Rate or the Adjusted LIBOR Rate, respectively.”

4.3. Section 1.01 of the Credit Agreement is hereby further amended by modifying clause (ii) of the definition of “Applicable Margin” to read in its entirety as follows:

“‘Applicable Margin’ shall mean, for any day, with respect to any Loan, (i) 0.75% on ABR Loans and (ii) 1.75% on Eurodollar Loans, provided that, at any time during which the outstanding amounts of the Loans and LC Exposure exceeds $25,000,000, the rate that is applicable to such excess amounts consisting of (x) ABR Loans shall be 2.00% and (y) Eurodollar Loans (including, for the avoidance of doubt, LC Exposure) shall be 3.00%.”

4.4. Section 1.01 of the Credit Agreement is hereby further amended by modifying clause (v) of the definition of “Borrowing Base” by inserting therein the amount “$10,000,000” in lieu of the amount “$7,500,000”.

4.5. Clause (e) of Section 6.01 of the Credit Agreement is hereby amended by inserting therein the amount “$20,000,000” in lieu of the amount “$10,000,000”.

4.6. Clause (f) of Section 6.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“(f)(x) Indebtedness incurred by Foreign Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any time outstanding and (y) other Indebtedness incurred by Main Union or any Foreign Subsidiary that is a Subsidiary of Main Union in connection with the Grace Transaction provided that the Indebtedness incurred in connection with this clause (y) shall be Non-Recourse Indebtedness;”

4.7. Clause (h) of Section 6.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“(h) Contingent Obligations of any Loan Party in respect of Indebtedness otherwise permitted under this Section 6.01, other than Contingent Obligations of a Loan Party in respect of Indebtedness of a Foreign Subsidiary except to the extent such Contingent Obligations in respect of Indebtedness of a Foreign Subsidiary are permitted as an Investment under clause (h) or (i) of Section 6.04;”

4.8. Clause (o) of Section 6.02 of the Credit Agreement is hereby amended by deleting the reference to “Section 6.01(g)” therein and substituting therefor “Section 6.01(f).”

4.9. Clause (e) of Section 6.04 of the Credit Agreement is hereby amended by adding the following clause at the end thereof:

“, and investments by Parent Borrower in respect of either the Secondary Grace Purchase Guaranty or the Additional Parent Borrower Guaranties to the extent payments with respect thereto are subject to, and limited to, satisfaction of the conditions set forth in Section 6.04(i)(ii)”

4.10. Clause (h) of Section 6.04 of the Credit Agreement is hereby amended to read in its entirety as follows:

“(h) other Investments in an aggregate amount not to exceed $10,000,000 at any time outstanding; provided that, of such $10,000,000, the aggregate amount of Investments, directly or indirectly, in AGY Cayman Sub or any of its Subsidiaries does not exceed $5,000,000 at any time outstanding; and”

4.11. Section 6.04 of the Credit Agreement is hereby amended by inserting immediately after clause (h) thereof a new clause to read in its entirety as follows:

“(i) other Investments made by the Borrower or any Subsidiary

(i) in the amount of $20,000,000 in respect of the Initial Grace Purchase to the extent funded by the Initial Grace Equity Contribution, and

(ii) in an amount not exceeding the sum of $18,000,000 and the amount of Additional Equity Proceeds in respect of the acquisition or acquisitions, in the aggregate, of the share capital of Main Union pursuant to the Secondary Grace Purchase; provided that (A) for the period of sixty (60) days ending on the date on which each such acquisition is consummated, Excess Availability shall not have been less than $10,000,000 at the end of any day during such period, (B) immediately after giving effect to each such acquisition, Excess Availability shall not be less than $12,500,000, (C) as a result of each such acquisition, no Company (other than a Grace Company) shall assume or become liable with respect to any Indebtedness or other liability (excluding the Secondary Grace Purchase Guaranty and the Additional Parent Borrower Guaranties, but including any material tax or pension type liability) of a Grace Company, (D) no Default shall exist or would result from such acquisition, and (E) Parent Borrower shall have delivered to the Agents and the Lenders a certificate, dated as of such acquisition and in form and substance satisfactory to the Agents, certifying that the provisions set forth in clauses (A) through (D) of this Section 6.04(i)(ii) have been satisfied, with such supporting calculations as the Agents may reasonably request.”

4.12. Clause (b) of Section 6.10 of the Credit Agreement is hereby amended by adding the phrase “or the Grace Option Agreement, the Secondary Grace Purchase Guaranty, or the Additional Parent Guaranties,” immediately prior to the phrase “in each case in any manner that is adverse in any material respect to the interest of the Lenders”.

4.13. Clause (f) of Section 8.01 of the Credit Agreement is hereby amended by adding the phrase “, but inclusive of any failure to make payment in respect of either the Secondary Grace Purchase Guaranty or the Additional Parent Borrower Guaranties” after the phrase “other than the Obligations” in the second line thereof.

4.14. The Lenders hereby consent to the Grace Transaction and acknowledge and agree that, as a result of the Grace Transaction, none of the Grace Companies, in accordance with Sections 5.10 and 5.11 of the Credit Agreement, shall be required to become a Subsidiary Guarantor or grant to the Collateral Agent Liens on its assets; provided that (a) Voting Stock representing 66% of the total voting power of all outstanding Voting Stock of AGY Cayman Sub and (b) 100% of the Equity Interests (if any) not constituting Voting Stock of AGY Cayman Sub shall be pledged to the Collateral Agent in accordance with the terms of the Loan Documents. The Lenders also hereby authorize the Administrative Agent and the Co-Collateral Agents to execute and deliver such agreements, instruments and documents as may be reasonably necessary or appropriate to effect the consent set forth in this Section 4.14.

SECTION 5. MISCELLANEOUS

5.1. Upon execution of this Amendment by the Lenders, Parent Borrower shall pay, without setoff, deduction or counterclaim, a non-refundable amendment fee to the Administrative Agent equal to the product of 50.0 basis points and the aggregate amount of the Lenders’ Revolving Commitments as of the date hereof, for the account of the Lenders based on their respective Revolving Commitments.

5.2. Headings. Section headings in this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment. This Amendment shall constitute a “Loan Document” for purposes of the Credit Agreement.

5.3. Governing Law, Jurisdiction, Venue.

(a) Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

(b) Submission to Jurisdiction. Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment or any other Loan Document in any court referred to in Section 5.3(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

5.4. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopier shall be effective delivery of a manually executed counterpart of this Amendment.

5.5. Continued Effectiveness. Except as expressly set forth in this Amendment, the terms of the Credit Agreement and each of the other Loan Documents remain unchanged, and all such Loan Documents shall remain in full force and effect and are hereby confirmed and ratified.

5.6. No Novation. This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Credit Agreement or of any of the other Loan Documents or a waiver by Lender of any of its rights and remedies under the Credit Agreement or any of the other Loan Documents, or any of them, or at law or in equity.

5.7. Reaffirmation. Each Loan Party hereby reaffirms each and every covenant, condition, obligation and provision set forth in the Loan Documents (except those conditions set forth in Section 4.01 of the Credit Agreement), as modified hereby. Each Loan Party has executed and delivered one or more of the Loan Documents in which such Loan Party has granted liens or security interests in certain of its property. Each Loan Party hereby ratifies and reaffirms all of its respective payment and performance obligations, contingent or otherwise, under the Loan Documents to which it is a party and, to the extent such Loan Party has granted liens on or security interests in any of its property pursuant to any of the Loan Documents as security for the Obligations and the Secured

Obligations. Each Loan Party hereby ratifies and reaffirms such payment and performance obligations, grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations and the Secured Obligations owed to the Administrative Agent, each Collateral Agent, the Issuing Bank and each Lender and any of its and their successors and assignees. Each Loan Party agrees that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed, and agrees that this Amendment shall not (a) operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender under the Loan Documents or (b) constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations and the Secured Obligations.

5.8. Waiver of Jury Trial. Each Loan Party hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Amendment, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each Party hereto (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Amendment by, among other things, the mutual waivers and certifications in this Section.

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IN WITNESS WHEREOF, the duly authorized representatives of the Parties have caused this Amendment to be executed and acknowledge that they have read and understood this Amendment.

AGY HOLDING CORP.

By:
Name:
Title:

KAGY HOLDING COMPANY, INC.

By:
Name:
Title:

AGY AIKEN LLC

By:
Name:
Title:

AGY HUNTINGDON LLC

By:
Name:
Title:

UBS AG, STAMFORD BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

UBS LOAN FINANCE LLC, as Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title: